Exhibit 99.2

BGC PARTNERS, INC.

499 PARK AVENUE

NEW YORK, NY 10022

November 26, 2018

Dear BGC Partners Stockholder:

On November 12, 2018, the board of directors of BGC Partners, Inc. declared a special stock dividend (which we refer to as the distribution) (i) to the holders of Class A common stock, par value $0.01 per share, of BGC Partners (which we refer to as BGC Partners Class A common stock) of all of the shares of Class A common stock, par value $0.01 per share, of Newmark Group, Inc. (which we refer to as Newmark Class A common stock) that will be owned by BGC Partners as of immediately prior to the effective time of the distribution on November 30, 2018 (which we refer to as the distribution date) and (ii) to the holders of Class B common stock, par value $0.01 per share, of BGC Partners (which we refer to as BGC Partners Class B common stock and, together with BGC Partners Class A common stock, BGC Partners common stock) of all of the shares of Class B common stock, par value $0.01 per share, of Newmark (which we refer to as Newmark Class B common stock and, together with Newmark Class A common stock, Newmark common stock) that will be owned by BGC Partners as of immediately prior to the effective time of the distribution. BGC Partners expects to distribute approximately 131.9 million shares of Newmark Class A common stock, which will represent approximately 85% of the outstanding shares of Newmark Class A common stock as of the distribution date, and approximately 21.3 million shares of Newmark Class B common stock, which will represent 100% of the outstanding shares of Newmark Class B common stock as of the distribution date, all of which shares of Newmark Class B common stock are presently held by BGC Partners. These shares of Newmark common stock collectively will represent approximately 94% of the total voting power of the outstanding Newmark common stock and approximately 87% of the total economics of the outstanding Newmark common stock as of the distribution date. Following the distribution, BGC Partners will no longer hold any shares of Newmark common stock.

The distribution will be made on the distribution date by means of a pro rata dividend to holders of record of BGC Partners Class A common stock and BGC Partners Class B common stock, respectively, as of the close of business, New York City time, on November 23, 2018 (which we refer to as the record date). As of November 23, 2018, there were approximately 284.3 million shares of BGC Partners Class A common stock and approximately 45.9 million shares of BGC Partners Class B common stock outstanding. Accordingly, BGC Partners stockholders will receive 0.463895 of a share of Newmark Class A common stock for each share of BGC Partners Class A common stock held as of the record date and 0.463895 of a share of Newmark Class B common stock for each share of BGC Partners Class B common stock held as of the record date. No fractional shares of Newmark common stock will be received by BGC Partners stockholders. Instead, BGC Partners stockholders will receive a cash payment in lieu of any fractional share of Newmark common stock that they otherwise would have received, as described herein.

If you sell your shares of BGC Partners common stock prior to or on the distribution date, you also may be selling your right to receive the special stock dividend of shares of Newmark common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling BGC Partners common stock or Newmark common stock prior to or on the distribution date.

Following the distribution, shares of BGC Partners Class A common stock will continue to trade on the Nasdaq Global Select Market under the symbol “BGCP,” and shares of Newmark Class A common stock will continue to trade on the Nasdaq Global Select Market under the symbol “NMRK.” You do not need to take any action to receive your shares of Newmark common stock. Further, you do not need to pay any consideration for the shares of Newmark common stock that will be distributed to you or surrender or exchange your shares of BGC Partners common stock to receive the dividend of shares of Newmark common stock. The distribution will not affect the number of shares of BGC Partners common stock that you hold.

The attached information statement provides you with important information concerning the distribution, including (1) the material U.S. federal income tax treatment of the distribution, (2) how BGC Partners determined the number of shares of Newmark common stock that you will receive, (3) how fractional shares will be treated, (4) a brief description of the background and business of Newmark and (5) how you can obtain additional information about these matters.

On behalf of our board of directors, thank you for your continued interest in BGC Partners.

Sincerely,

Howard W. Lutnick
Chairman and Chief Executive Officer

BGC PARTNERS, INC.

499 PARK AVENUE

NEW YORK, NY 10022

INFORMATION STATEMENT

Spin-Off of Newmark Group, Inc. by BGC Partners, Inc.

through the Distribution of

Newmark Group, Inc. Common Stock

In November 2016, BGC Partners formed NRE Delaware, Inc. as a wholly owned subsidiary. NRE Delaware, Inc. was renamed Newmark Group, Inc. in October 2017. On December 13, 2017 (which we refer to as the separation date), BGC Partners and its subsidiaries contributed substantially all of the assets and liabilities relating to its real estate services business to Newmark and its subsidiaries (which we refer to as the contribution). As of the separation date, BGC Partners owned 100% of the outstanding shares of Newmark common stock. On December 19, 2017, Newmark completed its initial public offering (which we refer to as the IPO) of 20,000,000 shares of Newmark Class A common stock. On December 26, 2017, Newmark completed the sale of an additional 3,000,000 shares of Newmark Class A common stock pursuant to the underwriters’ option to purchase additional shares of Newmark Class A common stock, which was exercised in full.

On November 13, 2018, BGC Partners announced that its board of directors had declared a special stock dividend (which we refer to as the distribution) to BGC Partners stockholders of all of the shares of Newmark Class A common stock and all of the shares of Newmark Class B common stock that will be owned by BGC Partners as of immediately prior to the effective time of the distribution on November 30, 2018 (which we refer to as the distribution date). BGC Partners expects to distribute approximately 131.9 million shares of Newmark Class A common stock, which will represent approximately 85% of the outstanding shares of Newmark Class A common stock as of the distribution date, and approximately 21.3 million shares of Newmark Class B common stock, which will represent 100% of the outstanding shares of Newmark Class B common stock as of the distribution date, all of which shares of Newmark Class B common stock are presently held by BGC Partners. These shares of Newmark common stock collectively will represent approximately 94% of the total voting power of the outstanding Newmark common stock and approximately 87% of the total economics of the outstanding Newmark common stock as of the distribution date. Following the distribution, BGC Partners will no longer hold any shares of Newmark common stock.

We are sending you this information statement in connection with the distribution. In the distribution, which will be done on a pro rata basis through a special stock dividend, BGC Partners stockholders will receive 0.463895 of a share of Newmark Class A common stock for each outstanding share of BGC Partners Class A common stock and 0.463895 of a share of Newmark Class B common stock for each outstanding share of BGC Partners Class B common stock, in each case, that they own as of the close of business, New York City time, on November 23, 2018 (which we refer to as the record date) subject to a cash payment in lieu of any fractional shares, as described below. The distribution will be made as of 12:01 a.m., New York City time, on the distribution date, subject to satisfaction or waiver of the conditions described below.

If you sell your shares of BGC Partners common stock prior to or on the distribution date, you also may be selling your right to receive the special stock dividend of shares of Newmark common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling BGC Partners common stock or Newmark common stock prior to or on the distribution date.

We believe that the distribution generally will be tax-free to BGC Partners stockholders for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local and foreign tax laws.

No vote of BGC Partners stockholders is required in connection with the distribution. Therefore, you are not required to take any action. We are sending you this information statement, which contains information about the terms of the distribution and Newmark, for your information only. BGC Partners stockholders of record on the record date will receive account statements reflecting their ownership of shares of Newmark common stock. The Newmark common stock issued in the distribution will be in book-entry form. BGC Partners stockholders who hold their shares through brokers, banks or other nominees will have their shares of Newmark common stock credited to their accounts by their brokers, banks or other nominees. For additional information, registered stockholders should contact BGC Partners’ transfer agent, American Stock Transfer & Trust Company, LLC at 800-937-5449 (toll-free) or 718-921-8317.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators, nor any foreign securities regulatory authority, has approved or disapproved of the shares of Newmark Class A common stock or Newmark Class B common stock to be issued to you pursuant to the distribution or determined if this information statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this information statement is November 26, 2018.

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION OF

NEWMARK GROUP, INC. COMMON STOCK

1.

I own shares of BGC Partners common stock. What will I receive as a result of the distribution? BGC Partners will distribute 0.463895 of a share of Newmark Class A common stock for each share of BGC Partners Class A common stock and 0.463895 of a share of Newmark Class B common stock for each share of BGC Partners Class B common stock, respectively, in each case outstanding as of the record date for the distribution. The final distribution ratio with respect to shares of BGC Partners Class A common stock was calculated by dividing the approximately 131.9 million shares of Newmark Class A common stock to be distributed by the number of shares of BGC Partners Class A common stock outstanding on the record date. The final distribution ratio with respect to shares of BGC Partners Class B common stock was calculated by dividing the approximately 21.3 million shares of Newmark Class B common stock to be distributed by the number of shares of BGC Partners Class B common stock outstanding on the record date. You will receive a cash payment in lieu of any fractional share which you are entitled to receive, as described below.

2.

What is the record date for the distribution, and when will the distribution occur? The record date is November 23, 2018, and ownership of shares of BGC Partners common stock on the record date is determined as of the close of business, New York City time, on that date. Shares of Newmark common stock will be distributed on November 30, 2018. We refer to this date as the distribution date.

3.

What do I have to do to participate in the distribution? No action is required by BGC Partners stockholders to receive their shares of Newmark common stock in the distribution. The distribution will be made on the distribution date on the basis of 0.463895 of a share of Newmark Class A common stock for each share of BGC Partners Class A common stock and 0.463895 of a share of Newmark Class B common stock for each share of BGC Partners Class B common stock, respectively, in each case held as of the close of business, New York City time, on the record date, subject to a cash payment in lieu of any fractional shares, as described below. You may also participate in the distribution if you purchase shares of BGC Partners Class A common stock in the “regular way” market following the record date as described in question 4 below.

4.

If I sell my shares of BGC Partners Class A common stock before the distribution date, will I still be entitled to receive shares of Newmark Class A common stock in the distribution? From November 20, 2018, two business days prior to the record date, and up to and including the distribution date, there will be two markets in shares of BGC Partners Class A common stock and Newmark Class A common stock: (1) a “regular way” market and (2) a “when-issued” or “ex-distribution/when-issued market” market. Shares of BGC Partners Class A common stock that trade on the regular way market will carry an entitlement to the special stock dividend of shares of Newmark Class A common stock. Therefore, if you own shares of BGC Partners Class A common stock and sell those shares on the regular way market prior to or on the distribution date, you will also be selling your right to receive the special stock dividend of shares of Newmark Class A common stock. Shares of BGC Partners Class A common stock that trade on the when-issued market under the symbol “BGCPV” trade without the right to receive shares of Newmark Class A common stock in the distribution. A when-issued market for the shares of Newmark Class A common stock to be distributed in the distribution commenced on November 20, 2018 on the Nasdaq Global Select Market under the symbol ”NMRKV.” If you sell your shares of BGC Partners Class A common stock prior to or on the distribution date, you may also be selling your right to receive the special stock dividend of shares of Newmark Class A common stock. You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of BGC Partners common stock or Newmark common stock prior to or on the distribution date.

5.

How will the distribution affect the number of shares of BGC Partners common stock I currently hold? The number of shares of BGC Partners common stock you hold will not be changed as a result of the distribution. On the distribution date, BGC Partners stockholders will receive 0.463895 of a share of Newmark Class A common stock for each share of BGC Partners Class A common stock and 0.463895 of a share of Newmark Class B common stock for each share of BGC Partners Class B common stock, respectively, that they own as of the close of business, New York City time, on the record date, except for cash in lieu of any fractional shares, as described below. While the number of shares of BGC Partners common stock you hold will not change as a result of the distribution, the market value of BGC Partners common stock will likely adjust to reflect the distribution of Newmark common stock.

6.

What are the U.S. federal income tax consequences of the distribution to holders of BGC Partners Class A common stock? It is a condition to the distribution that BGC Partners receive an opinion from Wachtell, Lipton, Rosen & Katz, outside counsel to BGC Partners, in form and substance acceptable to the board of directors of BGC Partners, to the effect that the contribution and the distribution, taken together, will qualify as a “reorganization” under Sections 355(a) and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended (which we refer to as the Code). Based on the receipt and accuracy of such opinion, except with respect to cash received in lieu of a fractional share of Newmark Class A common stock, generally no gain or loss will be recognized by a U.S. holder of BGC Partners Class A common stock, and no amount will be included in such U.S. holder’s income, upon the receipt of Newmark Class A common stock in the distribution for U.S. federal income tax purposes. U.S. holders of BGC Partners Class A common stock will, however, recognize gain or loss for U.S. federal income tax purposes with respect to any cash received in lieu of a fractional share of Newmark’s Class A common stock.

Holders of BGC Partners Class A common stock should consult their own tax advisors as to the particular consequences of the distribution to them, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any foreign tax laws. For more information regarding the potential U.S. federal income tax consequences of the distribution, see “Material U.S. Federal Income Tax Consequences” below.

7.

When will I receive my shares of Newmark common stock? Will I receive a stock certificate for shares of Newmark common stock distributed as a result of the distribution? Registered holders of shares of BGC Partners common stock who are entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of shares of Newmark common stock. For additional information, registered stockholders should contact BGC Partners’ transfer agent, American Stock Transfer & Trust Company, LLC, at 800-937-5449 (toll-free) or 718-921-8317.

8.

What if I hold my shares of BGC Partners common stock through a broker, bank or other nominee? BGC Partners stockholders who hold their shares of BGC Partners common stock through a broker, bank or other nominee will have their brokerage account credited with shares of Newmark common stock. For additional information, those stockholders should contact their broker, bank or other nominee directly. Questions regarding the distribution can also be directed to BGC Partners’ transfer agent, American Stock Transfer & Trust Company, LLC, at 800-937-5449 (toll-free) or 718-921-8317.

9.

What if I have stock certificates reflecting my shares of BGC Partners common stock? Should I send them to the transfer agent or to BGC Partners? No, you should not send your stock certificates to the transfer agent or to BGC Partners. You should retain your BGC Partners stock certificates. No certificates representing your shares of Newmark common stock will be mailed to you. Newmark common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

10.

How will the distribution affect my BGC Partners restricted stock unit awards? At the effective time of the distribution, each outstanding, unvested BGC Partners restricted stock unit award (whether held by a BGC Partners employee or Newmark employee) will be converted into (i) a BGC Partners restricted stock unit award covering the same number of shares of BGC Partners Class A common stock as immediately prior to the distribution and (ii) a Newmark restricted stock unit award covering a number of shares of Newmark Class A common stock equal to (a) 0.463895 multiplied by (b) the number of shares of BGC Partners Class A common stock covered by such BGC Partners restricted stock unit award immediately prior to the distribution. Any fractional Newmark restricted stock units resulting from such conversion will be rounded up to the nearest whole share of Newmark Class A common stock when, after aggregating all such Newmark restricted stock units held by such holder, such holder would otherwise receive a Newmark restricted stock unit relating to fractional shares of Newmark Class A common stock.

Except as described in the immediately preceding sentence, following the distribution, both the BGC Partners and Newmark restricted stock unit awards will have the same terms and conditions, including the same vesting periods, as the BGC Partners restricted stock unit awards had immediately prior to the distribution.

11.

Have BGC Partners and Newmark entered into any agreements in connection with the distribution? In connection with the IPO of Newmark Class A common stock completed on December 19, 2017, BGC Partners, Newmark, Cantor Fitzgerald, L.P. and certain of their respective affiliates entered into certain agreements governing the allocation of assets and liabilities and the ongoing relationships between these parties following the IPO and in anticipation of the distribution. These agreements include a separation and distribution agreement (which agreement, as it may be amended from time to time, we refer to as the separation agreement), a registration rights agreement, a transition services agreement, an administrative services agreement, a tax matters agreement, a tax receivable agreement and an exchange agreement, copies of which were filed as exhibits to BGC Partners’ Current Report on Form 8-K on December 19, 2017. The separation agreement was amended and restated on November 23, 2018, and a copy of the amended and restated separation agreement will be attached as an exhibit to BGC Partners’ Current Report on Form 8-K, which is expected to be filed on or about November 26, 2018. We refer to these agreements as the separation-related agreements.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On November 12, 2018, BGC Partners’ board of directors approved the distribution to BGC Partners stockholders of the shares of Newmark common stock held by BGC Partners. To effect the distribution, BGC Partners’ board of directors declared a special dividend consisting of 0.463895 of a share of Newmark Class A common stock for each share of BGC Partners Class A common stock held as of the record date and 0.463895 of a share of Newmark Class B common stock for each share of BGC Partners Class B common stock held as of the record date. On the distribution date, subject to the satisfaction or waiver of the remaining conditions described below under “Conditions to the Distribution”, BGC Partners will distribute, on a pro rata basis, all of the shares of Newmark Class A common stock that it will own as of immediately prior to the effective time of the distribution to the holders of BGC Partners Class A common stock and all of the shares of Newmark Class B common stock that it will own as of immediately prior to the effective time of the distribution to the holders of BGC Partners Class B common stock, respectively, as a dividend. BGC Partners expects to distribute approximately 131.9 million shares of Newmark Class A common stock, which will represent approximately 85% of the outstanding shares of Newmark Class A common stock as of the distribution date, and approximately 21.3 million shares of Newmark Class B common stock, which will represent 100% of the outstanding shares of Newmark Class B common stock as of the distribution date. These shares of Newmark common stock collectively will represent approximately 94% of the total voting power of Newmark common stock and approximately 87% of the total economics of Newmark common stock as of the distribution date. As a result of the distribution, BGC Partners will no longer hold any shares of Newmark common stock.

On the distribution date, holders of shares of BGC Partners Class A common stock will be entitled to receive 0.463895 of a share of Newmark Class A common stock as a dividend on each outstanding share of BGC Partners Class A common stock and holders of shares of BGC Partners Class B common stock will be entitled to receive 0.463895 of a share of Newmark Class B common stock as a dividend on each outstanding share of BGC Partners Class B common stock, in each case, that they own as of the close of business, New York City time, on November 23, 2018, the record date for the distribution, subject to a cash payment in lieu of any fractional shares, as described below.

You will not be required to pay any cash or other consideration for the shares of Newmark common stock that will be distributed to you or to surrender or exchange your shares of BGC Partners common stock to receive the dividend of shares of Newmark common stock. The distribution will not affect the number of shares of BGC Partners common stock that you hold.

Conditions to the Distribution

The distribution is subject to the satisfaction or waiver by BGC Partners in its sole discretion of the conditions set forth in the separation agreement, including the following outstanding conditions:

•

BGC Partners’ receipt of an opinion from Wachtell, Lipton, Rosen & Katz, outside counsel to BGC Partners, satisfactory to the board of directors of BGC Partners, to the effect that the contribution and the distribution, taken together, will qualify as a “reorganization” under Sections 355(a) and 368(a)(1)(D) of the Code;

•	all governmental approvals necessary to consummate the distribution remaining in full force and effect;

•

no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing consummation of the distribution or any of the related transactions being in effect, and no other event outside the control of BGC Partners having occurred or failed to occur that prevents the consummation of the distribution or any of the related transactions; and

•

no other events or developments having occurred subsequent to the completion of the IPO that, in the judgment of the board of directors of BGC Partners, would result in the distribution not being in the best interest of BGC Partners or its stockholders.

Reasons for the Distribution

We believe that the separation of BGC Partners and Newmark and the distribution will provide significant benefits, including:

•

The separation of BGC Partners and Newmark and the distribution will facilitate employee hiring, retention and motivation at each of BGC Partners and Newmark by providing leadership opportunities that would not exist in the combined structure, by giving Newmark management and other employees a greater sense of control of Newmark’s business and by more closely aligning employees’ prospects with those of the businesses for which they work.

•

The separation of BGC Partners and Newmark and the distribution will allow each of BGC Partners and Newmark to operate its respective business without the distractions of the other company’s business. We expect the separation and distribution will free up time and human resources and enable BGC Partners’ senior management to focus on BGC Partners’ other businesses without distraction from the responsibility to devote time and attention to Newmark’s business, while permitting Newmark’s management team to focus solely on Newmark’s strategic initiatives and future growth.

•

After the separation of BGC Partners and Newmark and the distribution, we expect Newmark will be able to make investments in its future growth without regard to the goals of BGC Partners’ other businesses.

•	As a separate entity, Newmark will have a better, more focused story and a track record of growth to present to investors, thereby facilitating Newmark’s ability to raise equity capital.

•

The separation of BGC Partners and Newmark and the distribution will provide Newmark with direct access to the capital markets and will facilitate Newmark’s ability to effect future acquisitions utilizing its Class A common stock, which will become a more effective acquisition currency because equity markets tend to value higher, and we believe sellers prefer to receive, equity in “pure play” companies. As a result, Newmark will have more flexibility to capitalize on its unique growth opportunities.

The Number of Shares You Will Receive

BGC Partners expects to distribute (i) approximately 131.9 million shares of Newmark Class A common stock pro rata to holders of BGC Partners Class A common stock as of the record date, and (ii) approximately 21.3 million shares of Newmark Class B common stock pro rata to holders of BGC Partners Class B common stock as of the record date. As of the record date, there were approximately 284.3 million shares of BGC Partners Class A common stock and approximately 45.9 million shares of BGC Partners Class B common stock outstanding. Accordingly, BGC Partners stockholders will receive 0.463895 of a share of Newmark Class A common stock for each share of BGC Partners Class A common stock held as of the record date and 0.463895 of a share of Newmark Class B common stock for each share of BGC Partners Class B common stock held as of the record date, in each case subject to a cash payment in lieu of any fractional shares, as described below.

The shares of Newmark common stock to be distributed in the distribution will be fully paid and non-assessable and have no preemptive rights.

Trading Prior to or on the Distribution Date

Beginning on November 20, 2018, two business days prior to the record date and continuing through the close of trading on the Nasdaq Global Select Market on the distribution date, the following markets will exist in BGC Partners Class A common stock and Newmark Class A common stock (each of which will be traded on the Nasdaq Global Select Market):

•

BGC Partners Class A common stock “regular way” market (NASDAQ: BGCP): Shares of BGC Partners Class A common stock that trade in the “regular way” market will trade with “due bills,” which are entitlements to shares of Newmark Class A common stock to be distributed pursuant to the distribution. Any holders of shares of BGC Partners Class A common stock who sell shares of BGC Partners Class A common stock outstanding as of the record date the “regular way” prior to or on the distribution date will also be selling their right to receive shares of Newmark Class A common stock in the distribution in respect of those shares of BGC Partners Class A common stock.

•

BGC Partners Class A common stock “ex-distribution/when issued” market (NASDAQ: BGCPV): Shares of BGC Partners Class A common stock that trade in the “ex-distribution/when-issued” market will trade without an entitlement to shares of Newmark Class A common stock to be distributed pursuant to the distribution.

•

Newmark Class A common stock “regular way” market (NASDAQ: NMRK): The “regular way” market is the same market for Newmark Class A common stock that has been in existence since Newmark completed its initial public offering in December 2017.

•

Newmark Class A common stock “when-issued” market (NASDAQ: NMRKV): The “when-issued” market for Newmark Class A common stock relates to the shares of Newmark Class A common stock that will be distributed to BGC Partners stockholders in the distribution. Therefore, if a stockholder is entitled to receive shares of Newmark Class A common stock in the distribution, such stockholder may trade the entitlement to such shares of Newmark Class A common stock, without the corresponding shares of BGC Partners Class A common stock owned by such stockholder, in the Newmark Class A common stock “when-issued” market.

All trades in the “regular way” markets will settle on the second trading day after the trade date. The “due bills” will settle on the second trading day after the distribution date. All trades in the “ex-distribution/when-issued” and “when-issued” markets will settle on the third trading day after the distribution date, irrespective of the trade date.

Newmark Class A common stock currently trades on the Nasdaq Global Select Market under the symbol “NMRK.” Newmark Class B common stock is not listed on the Nasdaq Global Select Market or any other stock exchange.

BGC Partners Class A common stock currently trades on the Nasdaq Global Select Market under the symbol “BGCP.” BGC Partners Class B common stock is not listed on the Nasdaq Global Select Market or any other stock exchange.

You are encouraged to consult with your financial advisor regarding the specific implications of selling your shares of BGC Partners common stock or Newmark common stock prior to or on the distribution date.

Transferability of Shares You Receive

The shares of Newmark Class A common stock distributed to BGC Partners stockholders in the distribution will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Newmark under the U.S. Securities Act of 1933, as amended (which we refer to as the Securities Act) or shares that are subject to a contractual or other restriction on transfer. Persons who may be deemed to be affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with, Newmark, and include its directors, certain of its officers, and significant stockholders. Newmark affiliates will be permitted to sell their shares of Newmark common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

There is no public market for the shares of Newmark Class B common stock to be distributed to BGC Partners stockholders in the distribution. Newmark’s amended and restated certificate of incorporation provides that each share of Newmark Class B common stock is convertible at any time, at the option of the holder, into one share of Newmark Class A common stock. See “Information About Newmark Capital Stock” below.

When and How You Will Receive the Distribution of the Special Stock Dividend

BGC Partners will pay the special stock dividend on the distribution date by releasing its shares of Newmark Class A common stock and Newmark Class B common stock for distribution by American Stock Transfer & Trust Company, LLC, the distribution agent for the distribution. The distribution agent will cause the shares of Newmark common stock to which you are entitled to be registered in your name or, in the case of Newmark Class A common stock distributed to you in respect of BGC Partners Class A common stock held by you in “street name”, in the “street name” of your bank or brokerage firm.

Registered Holders. If you are the registered holder of shares of BGC Partners common stock and hold your shares of BGC Partners common stock either in physical form (as certificated shares) or in book-entry form, the shares of Newmark common stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of Newmark common stock. As described below under “—Direct Registration System”, shares of Newmark common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Newmark common stock will be mailed to you, even if you are a holder of shares of BGC Partners common stock in certificated form.

“Street Name” Holders. Many BGC Partners Class A stockholders have shares of BGC Partners Class A common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares of BGC Partners Class A common stock on your behalf. For stockholders who hold their shares of BGC Partners Class A common stock in an account with a bank or brokerage firm, the shares of Newmark Class A common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of Newmark Class A common stock that you are entitled to receive in the distribution. We anticipate that this will take three to eight business days after the distribution date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Newmark Class A common stock credited to your account.

Fractional Shares. BGC Partners stockholders will not receive any fractional shares of Newmark common stock in the distribution. Instead, (i) the distribution agent will determine the number of fractional shares of Newmark Class A common stock and Newmark Class B common stock allocable to each holder of BGC Partners Class A common stock and BGC Partners Class B common stock, respectively, as of the record date and aggregate all such fractional shares; (ii) BGC Partners will convert all such aggregated fractional shares of Newmark Class B common stock into shares of Newmark Class A common stock; and (iii) the distribution agent will sell the whole shares of Newmark Class A common stock obtained as a result of the foregoing clauses (i) and (ii) in open market transactions (with the distribution agent, in its sole discretion, determining when, how, through which broker-dealer and at what price to make such sales), and distribute to each such holder or for the benefit of each such holder, in lieu of any fractional share of Newmark Class A common stock or Newmark Class B common stock, as the case may be, such holder’s ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale. Neither BGC Partners, Newmark nor the distribution agent is required to guarantee any minimum sale price for the fractional shares of Newmark common stock. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System. Shares of Newmark common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Newmark common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership of shares of Newmark common stock. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares of

Newmark common stock and the fractional shares of Newmark common stock for which you will receive cash promptly after the distribution date. You can obtain more information regarding the direct registration system by contacting Newmark’s transfer agent and registrar. Contact information for Newmark’s transfer agent and registrar is provided elsewhere in this information statement. If you are entitled to receive cash in lieu of fractional shares in the distribution, a check will be separately mailed to you, or such cash will otherwise be credited to you.

Employee Stock-Based Plans

In connection with the distribution, all outstanding unvested BGC Partners restricted stock unit awards will receive an equitable adjustment to reflect the impact of the transaction on the price of shares of BGC Partners common stock, as determined in accordance with the terms of the separation agreement and as described below.

At the effective time of the distribution, each outstanding, unvested BGC Partners restricted stock unit award (whether held by a BGC Partners employee or Newmark employee) will be converted into (i) a BGC Partners restricted stock unit award covering the same number of shares of BGC Partners Class A common stock as immediately prior to the distribution and (ii) a Newmark restricted stock unit award covering a number of shares of Newmark Class A common stock equal to (a) 0.463895 multiplied by (b) the number of shares of BGC Partners Class A common stock covered by such BGC Partners restricted stock unit award immediately prior to the distribution. Except as described in the immediately preceding sentence, following the distribution, both the BGC Partners and Newmark restricted stock unit awards will have the same terms and conditions, including the same vesting periods, as the BGC Partners restricted stock unit awards had immediately prior to the distribution. Any fractional Newmark restricted stock units resulting from such conversion will be rounded up to the nearest whole share of Newmark Class A common stock when, after aggregating all such Newmark restricted stock units held by such holder, such holder would otherwise receive a Newmark restricted stock unit relating to fractional shares of Newmark Class A common stock.

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the distribution to U.S. Holders (as defined below) of BGC Partners Class A common stock. This summary is based on the Code, the Treasury Regulations promulgated thereunder, rulings and other administrative pronouncements issued by the U.S. Internal Revenue Service (which we refer to as the IRS) and judicial decisions, all as in effect on the date of this information statement, and all of which are subject to differing interpretations and change at any time, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this document. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This discussion applies only to U.S. Holders of BGC Partners Class A common stock who hold such stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion proceeds on the basis that the distribution, together with certain related transactions, will be consummated in accordance with the separation and distribution agreement and the other separation-related agreements and as described in this information statement. This summary is for general information only and is not tax advice. It does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder of BGC Partners Class A common stock in light of such holder’s particular circumstances, nor does it address tax considerations applicable to holders that are or may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation) holders who are not U.S. Holders (as defined below), holders of BGC Partners class B common stock, holders who acquired BGC Partners common stock as compensation, insurance companies, financial institutions, mutual funds, certain former U.S. citizens or long-term residents of the United States, holders liable for the alternative minimum tax, holders whose functional currency is not the U.S. dollar, holders who hold their BGC Partners common stock as part of a hedge, straddle, constructive sale or conversion transaction, brokers or dealers in securities, traders in securities that elect mark-to-market treatment, tax-exempt organizations, or partnerships, other pass-through entities, and the owners thereof, holders required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement, or any holders who directly, indirectly or constructively own more than 5% of the total voting power or of the total value of the stock of BGC Partners or of any class of BGC Partners common stock. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or with respect to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. The distribution may be taxable under such other tax laws, and all holders should consult their own tax advisors with respect to the applicability and effect of any such tax laws.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds BGC Partners common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding BGC Partners common stock, you should consult your own tax advisor as to the tax consequences of the distribution to you.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of BGC Partners Class A common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

The following discussion is a summary of material U.S federal income tax consequences of the distribution under current law and is for general information only. All holders should consult their own tax advisors as to the particular tax consequences of the distribution to them, including the application and effect of U.S. federal, state, local and foreign tax laws.

It is a condition to the distribution that BGC Partners receive an opinion from Wachtell, Lipton, Rosen & Katz, outside counsel to BGC Partners, in form and substance acceptable to the board of directors of BGC Partners, to the effect that the contribution and the distribution, taken together, will qualify as a “reorganization” under Sections 355(a) and 368(a)(1)(D) of the Code.

The tax opinion will be based on, among other things, certain assumptions and certain representations, statements and undertakings made by BGC Partners and Newmark (including those relating to the past and future conduct of BGC Partners and Newmark). If any of those assumptions, representations, statements or undertakings is or becomes incorrect or inaccurate, or if Newmark or BGC Partners breaches any of its representations or covenants contained in any of the separation-related agreements and documents or in any documents relating to the opinion of counsel, the opinion of counsel may be invalid and the conclusions reached therein could be jeopardized. Moreover, the tax opinion is not binding on the IRS or the courts and is subject to other qualifications and limitations. Accordingly, notwithstanding receipt by BGC Partners of the opinion of counsel, there can be no assurance that the IRS will not assert that the distribution does not qualify for tax-free treatment for U.S. federal income tax purposes or that a court would not sustain such a challenge. In the event the IRS were to prevail with such challenge, BGC Partners, Newmark and the holders of BGC Partners Class A commons stock could be subject to significant U.S. federal income tax liability. Please refer to “—Material U.S. Federal Income Tax Consequences if the Distribution is Taxable” below.

You are advised to consult your own tax advisor as to the specific U.S. federal income tax consequences to you of the distribution in light of your particular circumstances and any tax consequences arising under the laws of any other taxing jurisdiction.

Material U.S. Federal Income Tax Consequences if the Distribution, Together with Certain Related Transactions, Qualifies as a Transaction That is Generally Tax-Free Under Sections 355 and Sections 368(a)(1)(D) of the Code.

If the distribution, together with certain related transactions, qualifies as a transaction that is generally tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Code, the U.S. federal income tax consequences of the distribution are as follows:

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No gain or loss will be recognized by (and no amount will be included in the income of) a U.S. Holder upon the receipt of Newmark Class A common stock, except with respect to any cash received in lieu of fractional shares of Newmark Class A common stock.

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A U.S. Holder’s tax basis in its shares of BGC Partners Class A common stock will be allocated between the shares of BGC Partners Class A common stock and the shares of Newmark Class A common stock received in the distribution (including any fractional share interest of Newmark Class A common stock for which cash is received) on the basis of the relative fair market values of BGC Partners Class A common stock and Newmark Class A common stock at the time of the distribution. The U.S. Holder’s basis in his or her BGC Partners Class A common stock will be decreased by the portion allocated to the Newmark Class A common stock.

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The holding period of the Newmark Class A common stock received by each U.S. Holder in the distribution (including any fractional share interest in the Newmark Class A common stock for which cash is received) will generally include the holding period at the time of the distribution for the BGC Partners Class A common stock with respect to which the distribution is made.

•

The receipt by a U.S. Holder of cash in lieu of a fractional share of Newmark Class A common stock will be treated as if such U.S. Holder received and then sold such fractional share of Newmark Class A common stock for cash, and such U.S. Holder will recognize gain or loss equal to the difference between the amount of cash received and such U.S. Holder’s basis in the fractional share of Newmark Class A common stock, as determined above. The gain or loss will generally be long-term capital gain or loss if the holding period for the fractional share of Newmark Class A common stock, determined as described above, is more than one year.

If a U.S. Holder holds different blocks of BGC Partners Class A common stock (generally BGC Partners Class A common stock purchased or acquired on different dates or at different prices), such U.S. Holder should consult its own tax advisor regarding the determination of the basis and holding period of shares of Newmark Class A common stock received in the distribution in respect of particular blocks of BGC Partners Class A common stock.

U.S. Treasury Regulations require certain U.S. Holders that receive Newmark common stock in the distribution to attach to the stockholder’s U.S. federal income tax return for the year in which the stock is received a detailed statement setting forth certain information relating to the tax-free nature of the distribution.

Material U.S. Federal Income Tax Consequences if the Distribution is Taxable.

As discussed above, notwithstanding the tax opinion, the IRS could assert that the distribution and/or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in making such an assertion, the consequences described above would not apply and BGC Partners, Newmark and U.S. Holders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of BGC Partners or Newmark could cause the distribution and certain related transactions not to qualify for tax-free treatment for U.S. federal income tax purposes.

If the distribution fails to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, then each U.S. Holder receiving shares of Newmark Class A common stock in the distribution would generally be treated as receiving a taxable distribution in an amount equal to the fair market value of the Newmark Class A common stock received (including any fractional shares sold on behalf of the stockholder). Any such taxable distribution would be treated as a dividend to the extent of BGC Partners’ current and accumulated earnings and profits and, to the extent the distribution exceeds BGC Partners’ earnings and profits, such excess would be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its BGC Partners Class A common stock and then as capital gain. A U.S. Holder’s aggregate tax basis in Newmark Class A common stock received in the distribution generally would equal the fair market value of the Newmark Class A common stock on the date of the distribution, and the holding period for that stock would begin the day after the date of the distribution. BGC Partners would generally recognize gain in an amount equal to the excess of the fair market value of the Newmark common stock distributed to U.S. Holders (including any fractional shares sold on behalf of a stockholder) over BGC Partners’ adjusted tax basis in such Newmark common stock.

Even if the distribution were to otherwise qualify as generally tax-free to U.S. Holders under Sections 355 and 368(a)(1)(D) of the Code, it may result in taxable gain to BGC Partners under Section 355(e) of the Code if the distribution were later deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquire, directly or indirectly, shares representing a 50% or greater interest (by vote or value) in BGC Partners or Newmark. For this purpose, any acquisitions of BGC Partners or Newmark common stock within the period beginning two years before the distribution and ending two years after the distribution are presumed to be part of such a plan, although Newmark or BGC Partners may be able to rebut that presumption depending on the circumstances.

Information Reporting and Backup Withholding. Payments of cash to U.S. Holders in lieu of fractional shares may be subject to information reporting and backup withholding at a rate of 24%, unless a stockholder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the requirements of the backup withholding rules. Backup withholding does not constitute an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely supplied to the IRS.

The foregoing is a summary of the material U.S. federal income tax consequences of the distribution under current law. It does not purport to address all U.S. federal income tax consequences or tax consequences that may arise under the tax laws of other jurisdictions or that may apply to particular categories of stockholders. You should consult your tax advisor as to the tax consequences of the distribution applicable to your particular circumstances, including the application of U.S. federal, state, local and foreign tax laws, and the effect of possible changes in tax laws that may affect the tax consequences described above.

INFORMATION ABOUT NEWMARK

Overview of Newmark

Newmark is a full-service commercial real estate services business that offers a full suite of services and products for both owners and occupiers across the entire commercial real estate industry. Newmark’s investor/owner services and products include capital markets, which consists of investment sales, debt and structured finance and loan sales, agency leasing, property management, valuation and advisory, diligence and underwriting and government-sponsored enterprise lending and loan servicing. Newmark’s occupier services and products include tenant representation, real estate management technology systems, workplace and occupancy strategy, global corporate services consulting, project management, lease administration and facilities management. Newmark enhances these services and products through innovative real estate technology solutions and data analytics that enable its clients to increase their efficiency and profits by optimizing their real estate portfolio. Newmark has relationships with many of the world’s largest commercial property owners, real estate developers and investors, as well as Fortune 500 and Forbes Global 2000 companies.

Background of the Separation of Newmark from BGC Partners

In November 2016, BGC Partners formed NRE Delaware, Inc. as a wholly owned subsidiary and contributed $1.00 to NRE Delaware, Inc. in exchange for 100 shares of common stock, par value $0.01 per share, of NRE Delaware, Inc. NRE Delaware, Inc. was renamed Newmark Group, Inc. in October 2017. On the separation date, BGC Partners and its subsidiaries contributed substantially all of the assets and liabilities relating to its real estate services business to Newmark and its subsidiaries. As of the separation date, BGC Partners owned 100% of the outstanding shares of Newmark common stock. On December 19, 2017, Newmark completed its IPO of 20,000,000 shares of Newmark Class A common stock. On December 26, 2017, Newmark completed the sale of an additional 3,000,000 shares of Newmark Class A common stock pursuant to the underwriters’ option to purchase additional shares of Newmark Class A common stock, which was exercised in full.

On November 13, 2018, BGC Partners announced that its board of directors had declared a special stock dividend to BGC Partners stockholders of all of the shares of Newmark Class A common stock and all of the shares of Newmark Class B common stock that will be owned by BGC Partners as of the distribution date. BGC Partners expects to distribute approximately 131.9 million shares of Newmark Class A common stock, which will represent approximately 85% of the outstanding shares of Newmark Class A common stock as of the distribution date, and approximately 21.3 million shares of Newmark Class B common stock, which will represent 100% of the outstanding shares of Newmark Class B common stock as of the distribution date. These shares of Newmark common stock collectively will represent approximately 94% of the total voting power of the outstanding Newmark common stock and approximately 87% of the total economics of the outstanding Newmark common stock as of the distribution date. Following the distribution, BGC Partners will no longer hold any shares of Newmark common stock.

INFORMATION ABOUT NEWMARK CAPITAL STOCK

Under Newmark’s amended and restated certificate of incorporation, Newmark’s authorized capital stock consists of (1) 1,500,000,000 shares of common stock, consisting of 1,000,000,000 shares of Class A common stock, par value $0.01 per share, and 500,000,000 shares of Class B common stock, par value $0.01 per share, and (2) 50,000,000 shares of preferred stock, par value $0.01 per share. For a more complete description of Newmark capital stock, you should review Newmark’s amended and restated certificate of incorporation and amended and restated bylaws. See “Where You Can Find Additional Information” below for instructions on how to obtain these documents.

Newmark Common Stock

At each annual or special meeting of stockholders, the holders of Newmark Class A common stock will be entitled to one vote per share on all matters to be voted upon by the stockholders as a group. The holders of Newmark Class A common stock do not have cumulative voting rights.

At each annual or special meeting of stockholders, the holders of Newmark Class B common stock will be entitled to 10 votes per share on all matters to be voted upon by the stockholders as a group. The holders of Newmark Class B common stock do not have cumulative voting rights. Newmark’s amended and restated certificate of incorporation provides that shares of Newmark Class B common stock may only be issued to any of (1) BGC Partners, (2) Cantor, (3) any entity controlled by BGC Partners, Cantor or Howard W. Lutnick and (4) Mr. Lutnick, his spouse, his estate, any of his descendants, any of his relatives, or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives (which we refer to collectively as the Qualified Class B Holders). Newmark Class B common stock will generally vote together with Newmark Class A common stock on all matters submitted to the vote of Newmark stockholders.

Each share of Newmark Class A common stock will be equivalent to a share of Newmark Class B common stock for purposes of economic rights. Subject to preferences that may be applicable to any outstanding preferred stock of Newmark, the holders of Newmark Class A common stock and Newmark Class B common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time by Newmark’s board of directors out of funds legally available therefor. The holders of Newmark Class A common stock and Newmark Class B common stock will be deemed to have received a ratable dividend if voting securities are distributed to both the holders of Newmark Class A common stock and holders of Newmark Class B common stock, and such voting securities are identical except that the voting securities paid on the Newmark Class B common stock may have up to 10 times the number of votes per share as voting securities paid on the Newmark Class A common stock. In the event of Newmark’s liquidation, dissolution or winding up, the holders of Newmark Class A common stock and holders of Newmark Class B common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock of Newmark, if any, then outstanding.

Newmark’s amended and restated certificate of incorporation provides that each share of Newmark Class B common stock is convertible at any time, at the option of the holder, into one share of Newmark Class A common stock. Holders of shares of Newmark Class A common stock will not have the right to convert shares of Newmark Class A common stock into shares of Newmark Class B common stock unless such right is provided for by Newmark pursuant to an agreement. Pursuant to the separation agreement and the exchange agreement in each case that Newmark entered into in connection with the separation from BGC Partners and the IPO, Newmark provided such an exchange right in respect of shares of Newmark Class A common stock to certain of the Qualified Class B Holders.

None of the Newmark Class A common stock or the Newmark Class B common stock has any preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Newmark Class A common stock or the Newmark Class B common stock. All outstanding shares of Newmark Class A common stock and Newmark Class B common stock are fully paid and non-assessable.

Newmark Class A common stock is currently listed on the Nasdaq Global Select Market under the symbol “NMRK.” Newmark Class B common stock is not listed on the Nasdaq Global Select Market or any other stock exchange.

Newmark Preferred Stock

Newmark’s board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, terms of redemption, redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series, without further vote or action by the stockholders.

Newmark Transfer Agent and Registrar

The transfer agent and registrar for Newmark common stock is American Stock Transfer & Trust Company, LLC. Following the distribution, all correspondence regarding Newmark common stock should be sent to the following address:

American Stock Transfer & Trust Company, LLC

Attn: Laura Bomensatt

6201 15th Avenue

Brooklyn, NY 11219

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Newmark and BGC Partners are each subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. If you would like more information about Newmark, we urge you to read Newmark’s reports filed with the SEC.

You may read and obtain copies (at prescribed rates) of Newmark’s and BGC Partners’ reports at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these reports at the SEC’s website at www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

Newmark and BGC Partners maintain websites that offer additional information about each company.

•	Visit Newmark’s website at www.ngkf.com

•	Visit BGC Partners’ website at www.bgcpartners.com

Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.